Exhibit 99.1
May 17, 2018
Variation of terms of the sale and purchase agreement (as amended, restated, supplemented or otherwise modified from time to time, the Agreement) dated 21 December 2017 between (1) Quantum Strategic Partners Limited, Franek Sodzawiczny, Matthew Pullen, Louise Jarvis, Julian King, Nigel Rogers, Chester Reid, Michael Venables, Mark O’Keefe, Aslihan Güreşçier, Keith Cronshaw, Pension Partnership SSAS Trustees Limited and Zenium Investorco Limited (each a Seller and together the Sellers), (2) Zenium Topco Limited, (3) CyrusOne Dutch Holdings B.V. (the Buyer), (4) ZTL Seller Rep, LLC and (5) CyrusOne LP for the sale and purchase of all of the issued share capital of Zenium Topco Limited and Zenium Management Limited.
This deed (this Third Side Letter) sets out the terms on which the Sellers’ Representative (on behalf of the Sellers) and the Buyer have agreed to vary the terms of the Agreement, as varied in accordance with that certain Side Letter entered into between the Sellers’ Representative (on behalf of the Sellers) and the Buyer on April 20, 2018 and as further varied in accordance with that certain Second Side Letter entered into between the Sellers’ Representative (on behalf of the Sellers) and the Buyer on April 26, 2018 (together, the Side Letters), in accordance with clause 20.5 of the Agreement. Unless otherwise defined in this Third Side Letter, the terms defined in the Agreement shall have the same meanings in this Third Side Letter.
1 LONGSTOP DATE
1.1 Each of the parties hereby agrees that the definition of Long Stop Date shall be deleted in each of the Agreement and Side Letters in its entirety and replaced with:
“Long Stop Date” means May 25, 2018.
2 MISCELLANEOUS
2.1 Except as set forth in this Third Side Letter, nothing contained herein shall operate as an amendment or waiver of any provision of the Agreement, or otherwise waive or impair any party’s right under the Agreement, which shall continue in full force and effect.
2.2 The provisions of clauses 18, 19.1, 20, 21.7, 22, 23 and 24 of the Agreement, mutatis mutandis, are incorporated herein by reference.

[Signature page follows]

1    Worksite/283674785.4

AS WITNESS hereof this Third Side Letter has been duly executed as a deed and delivered the day and year first before written.

SIGNED as a DEED on behalf of CYRUSONE DUTCH HOLDINGS B.V. in the presence of a witness:	))))	/s/ Luke J. Frutkin
Name: Luke Joseph Frutkin Title: Managing Director A
Signature of Witness:		/s/ Lindsey Bruner
Name:		Lindsey Bruner

/s/ Liselotte FM Heine
Name: Liselotte Francina Maria Heine Title: Managing Director B
Signature of Witness:	/s/ M.F.J Canters
Name:	M.F.J Canters

SIGNED as a DEED on behalf of ZTL SELLER REP, LLC acting by an authorised signatory of its managing member, QUANTUM STRATEGIC PARTNERS LIMITED, in the presence of:	) )	/s/ Thomas L. O'Grady
Attorney-in-Fact

Signature of Witness:		/s/ Roseanne Pinero
Name:		Roseanne Pinero